Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-254423) and Form S-8 (Nos. 333-254241, 333-238201, 333-211848, 333-198310 and 333-174837) of Identiv, Inc. of our reports dated March 14, 2024 relating to the consolidated financial statements and internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BPM LLP

San Jose, California

March 14, 2024